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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)          July 27, 2001
                                                 ------------------------------


                                  INTEGRA, INC.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                      1-13177              13-3605119
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(State or Other Jurisdiction       (Commission File          (IRS Employer
      of Incorporation)                  Number)          Identification No.)


     1060 First Avenue, King of Prussia, PA                   19406
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    (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code          610-992-7000
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             -------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report


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ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS


           On July 27, 2001 the Company acquired 100% of the membership units of Global Benefits Solutions LLC ("GBS") from Stuart Piltch in exchange for the Company's issuance to Mr. Piltch of 1,000,000 shares of the Company's common stock and 107,500 shares of the Company's Series SP Preferred Stock. The terms of the Series SP Preferred Stock require the Company to pay a dividend on a quarterly basis at a rate of eight percent (8%) per annum and to redeem the Series SP Preferred Stock for $40 per share on July 27, 2006. The transaction was valued at $4,900,000. The value was determined on the basis of negotiations between the parties.

           GBS provides actuarial consulting services with respect to the design, funding and administration of compensation, benefit and retirement plans. Mr. Piltch and GBS have provided consulting services to the Company since March 2000. The Company has provided administrative services to GBS since August 2000.

           Subsequent to the transaction, Mr. Piltch was appointed President and Chief Executive Officer of the Company.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

2.1        Unit Purchase Agreement dated July 27, 2001.

10.1       Unit Repurchase Agreement dated July 27, 2001.

           Financial statements required in connection with Item 2 and this Item 7 will be filed by amendment on or before October 10, 2001.








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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               INTEGRA, INC.


                               By:      /s/ Jack N. Brown
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                                        Jack N. Brown, Chief Financial Officer

                               Date:    August 10, 2001
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